AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended June 30, 2023			Full-Year Ended December 31, 2023
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q2 2023 acquired IPR&D and milestones expense	$—	$2.90	$3.00	$150	$10.72	$11.12
Q2 2023 acquired IPR&D and milestones expense	280	(0.15)	(0.15)	280	(0.15)	(0.15)
Guidance including Q2 2023 acquired IPR&D and milestones expense[a]	$280	$2.75	$2.85	$430	$10.57	$10.97

a    The Company's 2023 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the second quarter of 2023, as both cannot be reliably forecasted.

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